UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on March 3, 2010. At the meeting, a total of 228,485,973 shares or 88.35% of the Common Stock issued and outstanding as of the record date, were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1.	A proposal to elect the following nine persons to serve as members of the Company’s Board of Directors for the ensuing year and until their successors are duly elected:

Name	For	Withheld	Abstained	Broker Non-Vote

John W. Cumming	203,948,539	5,175,470	—	19,361,965

Robert A. Cascella	203,969,836	5,154,173	—	19,361,965

Glenn P. Muir	194,192,173	14,931,836	—	19,361,965

Sally W. Crawford	165,255,735	43,868,273	—	19,361,965

David R. LaVance, Jr.	145,305,977	63,818,032	—	19,361,965

Nancy L. Leaming	165,993,316	43,130,692	—	19,361,965

Lawrence M. Levy	118,284,063	90,839,946	—	19,361,965

Elaine S. Ullian	166,089,876	43,034,132	—	19,361,965

Wayne Wilson	166,092,953	43,031,056	—	19,361,965

2.	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

For	Against	Abstained	Broker Non-Vote

227,303,093	1,066,200	116,680	—

Pursuant to the foregoing votes the nine nominees listed above were elected to serve on the Company’s Board of Directors and Ernst & Young was ratified as the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2010	HOLOGIC, INC.

	By:	/S/ GLENN P. MUIR
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer